Exhibit 4.4

SECOND SUPPLEMENTAL INDENTURE

BETWEEN

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

AND

WILMINGTON TRUST COMPANY

Dated as of December 18, 2007

6.75% CONVERTIBLE SENIOR NOTES DUE 2012

i

ii

iii

     SECOND SUPPLEMENTAL INDENTURE, dated as of December 18, 2007 (this “Second Supplemental Indenture”), between THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (the “Company”) and WILMINGTON TRUST COMPANY, as Trustee (the “Trustee”), supplementing the Indenture, dated as of December 18, 2007, between the Company and the Trustee (the “Base Indenture”).

RECITALS

     WHEREAS, the Base Indenture provides for the issuance of unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities,” as defined in the Base Indenture) in an unlimited aggregate principal amount to be issued from time to time in one or more series;

     WHEREAS, Section 14.1(m) of the Base Indenture provides that the Company and the Trustee may at any time and from time to time enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to establish the form and terms of Securities of any series as permitted by Section 3.1 thereof;

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of 6.75% Convertible Senior Notes due 2012 (the “Notes”), in an aggregate principal amount of $255,000,000;

     WHEREAS, the Company proposes by this Second Supplemental Indenture to supplement and amend in certain respects the Base Indenture insofar as it will apply only to the Notes (and not to any other series of Securities) to provide for the form, terms and other provisions of the Notes as a separate series of Securities to be issued under the Indenture;

     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and legal obligations of the Company, and to constitute this Second Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Second Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

     In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

Section 1.1      Definitions of Terms.

     All capitalized terms contained in this Second Supplemental Indenture shall, except as specifically provided for herein and except as the context may otherwise require, have the meanings given to such terms in the Base Indenture. In the event of any inconsistency between the Base Indenture and the Second Supplemental Indenture, this Second Supplemental Indenture shall govern. Unless the context otherwise requires, the following terms shall have the following meanings:

“Additional Amounts” has the meaning set forth in Section 3.2 herein.

     “Additional Shares” has the meaning set forth in Section 5.20 herein.

     “Adjustment Event” means any event set forth in Article V hereof that requires an adjustment to the Conversion Rate.

     “American Depositary Shares” means U.S. Dollar denominated forms of equity ownership held in deposit in a custodian bank and evidenced by physical certificates of ownership (American Depositary Receipts) issued by a U.S. bank.

     “Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

     “Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or non-U.S. law for the relief of debtors.

     “Base Indenture” has the meaning set forth in the preamble hereto.

     “Board of Directors” means the Board of Directors of the Company or, other than in the case of the definitions of “Continuing Director” and “Fundamental Change,” any other committee of that board of directors duly authorized to act on behalf of that board of directors.

     “Business Day” means any day, other than a Saturday or Sunday, that is neither a Legal Holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City.

     “Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

      “cash” has the meaning set forth in Section 4.2 herein.

      “Certificated Securities” means securities that are in registered definitive form.

     “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by The New York Stock Exchange or, if the shares of Common Stock are not reported by The New York Stock Exchange, in composite transactions for the principal U.S. national or regional securities exchange (including The Nasdaq Stock Market) on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Closing Sale Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the Pink Sheets LLC or similar organization. If the Common Stock is not so quoted, the Closing Sale Price will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.

      “Common Stock” means the shares of common stock, $1.00 par value per share, of the Company.

      “Company” has the meaning set forth in the preamble hereto.

      “Consequences of Merger Section” means Sections 5.11(d) and 5.20.

      “Consequences of Tender Offer Section” means Section 5.10.

     “Continuing Director” means a director who either was a member of the Company’s Board of Directors on the date hereof or who becomes a member of the Company’s Board of Directors subsequent to the date hereof and whose appointment, election or nomination for election by the Company’s shareholders is duly approved by a majority of the Continuing Directors on the Company’s Board of Directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director.

      “Conversion Agent” means an office or agency where Notes may be presented for conversion.

     “Conversion Obligation” means the obligation of the Company to deliver shares of Common Stock, cash or a combination of cash and/or shares of Common Stock pursuant to Article V hereof upon conversion of the Notes.

      “Conversion Rate Adjustment Section” means Sections 5.11(a) and 5.11(b).

     “Conversion Reference Period” has the same meaning as the definition of “Cash Settlement Averaging Period.”

     “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     “Default” means any event which is or after notice or lapse of time or both would become an Event of Default.

      “Default Events” has the same meaning as the definition of “Events of Default.”

      “Dilution Adjustment Sections” means Sections 5.6, 5.7, 5.8, 5.9, 5.10, 5.11(c) and 5.11(d).

      “DTC” means The Depository Trust Company.

     “Ex-Dividend Date” means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.

      “Second Supplemental Indenture” has the meaning set forth in the preamble hereto.

      “Fundamental Change” means the occurrence of any of the following events after the date hereof:

     (i)       a “person” or “group” (each within the meaning of Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of Common Stock representing more than 50% of the total voting power in the aggregate of classes of the Company’s Capital Stock entitled to vote generally in the election of directors, other than a transaction covered under (iii)(A) below where no person or group other than a Permitted Holder becomes the direct or indirect beneficial owner of the Company’s Common Stock representing more than 50% of the total voting power of the Company’s Capital Stock entitled to vote generally in the election of directors of the ultimate parent company of the continuing, surviving or successor company; or

     (ii)     the first day on which a majority of the members of the Company’s Board of Directors does not consist of Continuing Directors; or

     (iii)       a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's assets to another Person, other than:

     (A)      any transaction pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving or successor Person immediately after giving effect to such transaction, so long as the continuing or surviving or successor Person is a publicly reporting company whose common stock trades on a U.S. national or regional securities exchange (including The Nasdaq Stock Market) and the Notes are convertible into such publicly traded common stock of such entity; or

     (B)     any consolidation, merger, share exchange, conveyance, transfer, sale, lease or other disposition of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding Common Stock, if at all, solely into common stock, ordinary shares, American Depositary Shares or depositary receipts or other certificates representing common equity interests of the surviving entity or a direct or indirect parent of the surviving corporation; or

     (C)       any consolidation or merger with or into any of the Company’s Subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any Person that is not a Subsidiary of the Company in a transaction that would otherwise be deemed a Fundamental Change by reason of this clause (iii); or

     (iv)       a Termination of Trading; or

     (v)     if less than 25% of the outstanding shares of Common Stock of the Company is beneficially owned by Persons other than a Permitted Holder.

      “Fundamental Change Effective Date” has the meaning set forth in Section 5.20.

      “Fundamental Change Notice” has the meaning set forth in Section 4.2(b).

      “Fundamental Change Notice Date” has the meaning set forth in Section 4.2(b).

     “Fundamental Change Repurchase Date” has the meaning set forth in Section 4.2(a).

      “Fundamental Change Repurchase Notice” has the meaning set forth in Section 4.2(c).

      “Fundamental Change Repurchase Price” has the meaning set forth in Section 4.2(a).

     “Holder” or “Holders” means a Person or Persons in whose name a Note is registered on the Registrar's books.

     “Indenture” means, collectively, the Base Indenture and the Second Supplemental Indenture as the same may be amended or supplemented from time to time pursuant to the terms of the Second Supplemental Indenture, including the provisions of the Trust Indenture Act that are automatically deemed to be a part of this Indenture by operation of the Trust Indenture Act.

     “Interest Payment Date” means June 15 and December 15 of each year, commencing June 15, 2008.

     “Issuer Redemption Period” means the period beginning on December 15, 2010 through and including the Stated Maturity.

      “Listed Common Equity” has the meaning set forth in Section 5.20 herein.

     “Market Disruption Event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled Trading Day for the Company’s Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange or otherwise) in the Company’s Common Stock or in any options, contracts or future contracts relating to the Company’s Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

      “Notes” has the meaning set forth in the recitals hereto and in Section 2.1.

     “Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor thereto.

     “Permitted Holder” means (1) Tengelmann Warenhandelsgesellschaft, a partnership organized under the laws of Germany (“Tengelmann”), (2) each Affiliate of Tengelmann, (3) each partner of Tengelmann and the respective members of their immediate families and (4) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or more controlling interest of which consist of any one or more of the Persons described in the preceding clauses (1), (2) and (3).

     “Prospectus Supplement” means the Prospectus Supplement dated December 12, 2007 relating to the Notes.

     “Record Date” means, with respect to each Interest Payment Date, the June 1 or December 1, as the case may be, next preceding such Interest Payment Date.

      “SEC” means the Securities and Exchange Commission.

      “Securities” has the meaning set forth in the recitals hereto.

     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

      “Spin-Off” has the meaning set forth in Section 5.8.

      “Tengelmann” has the meaning set forth in the definition of “Permitted Holder.”

     “Termination of Trading” means the Common Stock (or other common stock into which the Notes are then convertible) is not listed for trading on a U.S. national or regional securities exchange (including The Nasdaq Stock Market).

     “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) The New York Stock Exchange or, if the Company’s Common Stock is not listed on The New York Stock Exchange, the principal U.S. national securities exchange (including The Nasdaq Stock Market) on which the Common Stock is listed, admitted for trading or quoted, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day; provided, however, that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

     “Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per Note obtained by the Trustee for $1,000,000 aggregate principal amount of the Notes at approximately 3:30 p.m. (New York City time), on such determination date from two independent nationally recognized securities dealers selected by the Company, provided that if only one such bid can reasonably be obtained by the Trustee (in the reasonable judgment of the Company), such bid shall be used; provided further that if no bids are received, then for purposes of determining whether the condition set forth in Section 5.1(a)(ii) is satisfied, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate of the Notes on such date.

     “Trustee” has the meaning set forth in the preamble hereto and includes any successor trustee appointed in accordance with the Indenture.

     “Underwriters” means Banc of America Securities LLC and Lehman Brothers Inc.

     “Underwriting Agreement” means the underwriting agreement, dated as of December 12, 2007, among the Company, the Underwriters and Friedman, Billings, Ramsey & Co., Inc.

      Section 1.2      Other Definitions.

Term	Defined in Section

“Cash Settlement Averaging Period”	5.2
“Conversion Date”	5.3	(a)
“Conversion Price”	5.2	(a)
“Conversion Rate”	5.2	(a)
“Conversion Value”	5.2
“Daily Conversion Value”	5.2
“Daily Share Amount”	5.2
“Event of Default”	7.2
“Legal Holiday”	10.4
“Redemption Price”	4.1	(a)
“Share Price”	5.20
“Specified Cash Amount”	5.2	(d)
“Stated Maturity”	2.5
“Volume Weighted Average Price”	5.2

     Section 1.3      Section References. Section references contained in this Second Supplemental Indenture are to sections in this Second Supplemental Indenture unless the context requires otherwise.

ARTICLE II

THE NOTES

     Section 2.1       Designation of Notes and Establishment of Form. There shall be a series of Securities designated “6.75% Convertible Senior Notes due 2012” of the Company (referred to herein as the “Notes”). The form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Second Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

     Section 2.2     Issue Price. The Notes shall be issued to the Underwriters pursuant to the Underwriting Agreement at the price set forth in the Underwriting Agreement.

     Section 2.3     Ranking. The Notes shall constitute senior, unsecured obligations of the Company and rank equal in right of payment to all of the Company’s existing and future unsecured and unsubordinated indebtedness. Article XV of the Base Indenture shall not apply to the Notes.

     Section 2.4     Amount. The Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount of $255,000,000 upon a Company Order for the authentication and delivery of Notes, without any further action by the Company, subject to Section 3.3 of the Base Indenture. No other Notes may be issued pursuant to this Second Supplemental Indenture other than pursuant to Sections 3.6, 3.7 and 4.6 of the Base Indenture.

     Section 2.5     Stated Maturity. The date on which the principal of the Notes is due and payable, unless earlier converted, accelerated, redeemed or repurchased pursuant to the Indenture, shall be December 15, 2012 (the “Stated Maturity”). On the Stated Maturity, each Holder shall be entitled to receive on such date $1,000 in cash for each $1,000 principal amount per Note, together with accrued and unpaid interest to, but not including, the Stated Maturity.

     Section 2.6     Form, Denomination and Currency. The Notes shall be Registered Securities and shall initially be issued in global form as Global Securities (substantially in the form of Annex A hereto). Each Global Security shall represent such aggregate principal amount of Outstanding Notes as shall be specified therein and the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Notes. Each Note shall be in the denomination of $1,000 or any integral multiple thereof; provided, however, that Notes may from time to time be issuable in denominations of less than $1,000 if, and solely to the extent that, reliance on this proviso is necessary to accommodate book-entry positions that have been created in denominations of less than $1,000 by the Depositary. All obligations of the Company in respect of principal, interest or any other amount owing upon the Notes shall be payable in U.S. Dollars.

     Section 2.7     Designation of Depositary. Initially, the Depositary for the Notes will be The Depository Trust Company. The Notes, in the form of Global Securities, will be registered in the name of the Depositary or its nominee, Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants. The transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depositary in accordance with this Indenture and the Applicable Procedures.

     Section 2.8     No Sinking Fund. There shall be no sinking fund for the retirement of the Notes. Article V of the Base Indenture shall not apply to the Notes.

     Section 2.9     Exchange and Registration on Transfer. Notwithstanding Section 3.6 of the Base Indenture, (a) all Notes presented or surrendered for repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing and (b) neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register the transfer of (1) any Notes or portions thereof surrendered for conversion pursuant to this Second Supplemental Indenture or (2) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to this Second Supplemental Indenture.

      Section 2.10     Conversion Agent.

     (a)       In addition to Section 3.5 of the Base Indenture, the Company shall maintain an office or agency where Notes may be presented for conversion. The Company designates the Corporate Trust Office of the Trustee as its office where Notes may be surrendered for conversion.

     (b)       The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all purposes, provided, however, that until all of the Notes have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and premium, if any, and interest on the Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Article VIII hereof, the Company shall maintain an office or agency where Notes may be surrendered for conversion. The Company shall give prompt written notice to the Trustee, and notice to the Holders, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

     (c)       The Company may also from time to time designate one or more Conversion Agents and from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of such Conversion Agent. The rights, privileges, protections, immunities and benefits given to the Trustee under the Base Indenture and this Second Supplemental Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Conversion Agent or other agent acting hereunder.

ARTICLE III

PAYMENT OF INTEREST

      Section 3.1      Payment of Interest.

     (a)       The Company shall pay interest on the Notes at a rate of 6.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2008. For so long as the Notes are held in book-entry only form, interest on a Note shall be paid to the Holder of such Note at the close of business on June 1 and December 1, as the case may be, before the Interest Payment Date. In the event that the Notes do not remain in book-entry only form or are not in the form of a Global Security, the Company will have the right to select record dates, which will be at least one Business Day before an Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from December 18, 2007 or from the most recent date to which interest has been paid or duly provided for. In the event of the maturity, conversion, redemption or repurchase of a Note by the Company at the option of the Holder, interest shall cease to accrue on such Note. With respect to Global Securities, principal and interest shall be paid to the Depositary in immediately available funds. With respect to any certificated Notes, principal and interest will be payable at the Company’s office or agency maintained for such purpose, which initially shall be the Corporate Trust Office of the Trustee.

     (b)       If any Interest Payment Date, Stated Maturity, Redemption Date or Fundamental Change Repurchase Date falls on a day that is not a Business Day, then the required payment shall be made on the next succeeding Business Day with the same force and effect as if made on the date that the payment was due, and no additional interest shall accrue on that payment for the period from and after the Interest Payment Date, Stated Maturity, Redemption Date or Fundamental Change Repurchase Date, as the case may be, to such next succeeding Business Day.

     (c)       Upon conversion of a Note, a Holder shall not receive any cash payment of interest unless, as described in Section 3.1(d), such conversion occurs after the close of business on a Record Date and prior to the opening of business on the Interest Payment Date to which that Record Date relates. If the Company delivers Common Stock upon surrender of a Note for conversion, the Company will not issue fractional shares of Common Stock. Instead, the Company will pay cash in lieu of fractional shares based on the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date. The Company’s delivery to a Holder of the full amount of cash and shares, if any, of Common Stock into which the Note is convertible, together with any cash payment for any factional share, shall be deemed to satisfy its obligation to pay the principal amount of such Note and accrued but unpaid interest to but excluding the Conversion Date. As a result, accrued but unpaid interest up to but excluding the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

     (d)       Notwithstanding Section 3.1(c), if Notes are surrendered for conversion by a Holder after the close of business on any Record Date but prior to the opening of business on the Interest Payment Date to which such Record Date relates, Holders of such Notes at the close of business on the Record Date shall receive funds in an amount equal to the interest payable on the Notes on the corresponding Interest Payment Date notwithstanding the conversion. Such Notes, upon surrender for conversion, must be accompanied by funds in an amount equal to the interest payable on the Notes so converted on the corresponding Interest Payment Date. However, no such payment shall be made:

     (i)       in connection with any conversion following the regular Record Date immediately preceding the Stated Maturity;

     (ii)      if the Company has specified a Redemption Date that is after a Record Date and on or prior to the corresponding Interest Payment Date;

     (iii)      if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date; or

     (iv)      to the extent of any overdue interest if overdue interest exists at the time of conversion with respect to such Note.

     (e) The Company shall pay interest (i) on any Global Securities by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office of the Trustee and (iii) on any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes to an account specified by such Holder to the Trustee at least five Business Days prior to the relevant Interest Payment Date or by check if no such election is made, provided, however, that on the Stated Maturity, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office of the Trustee.

     Section 3.2       Additional Amounts. Notwithstanding the provisions described in Article VII hereof, the sole remedy under this Indenture and any Note for an Event of Default relating to the failure to comply with the Company’s obligations under Section 6.2 of this Second Supplemental Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall, for the 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to (i) 0.25% of the aggregate principal amount of the Notes for the first 180 days after the occurrence of such an Event of Default and (ii) 0.50% of the aggregate principal amount of the Notes from the 181st day to the 365th day after the occurrence of such an Event of Default (in each case, “Additional Amounts”). Any such Additional Amounts shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. The Additional Amounts shall accrue on all Outstanding Notes from and including the date on which such an Event of Default first occurs to, but not including, the 366th day thereafter (or, if applicable, the earlier date on which such Event of Default is cured or waived). If such Event of Default is continuing on the 366th day after such Event of Default first occurs, the Notes shall be subject to acceleration as provided in Section 7.3. The provisions of this Section 3.2 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Events of Default. All references to interest in this Indenture shall be deemed to include any Additional Amounts then due in accordance with this Section 3.2.

     Section 3.3     Defaulted Interest. Notwithstanding Section 3.8(b) of the Base Indenture, if the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate of 1% per annum above the then applicable interest rate from the required payment date to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders of Notes on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered to each Holder of Notes a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

ARTICLE IV

REDEMPTION AND REPURCHASES

      Section 4.1      Redemption.

     (a)      The Notes will not be subject to redemption prior to December 15, 2010. On or after December 15, 2010, the Company shall have the right to redeem the Notes in whole or in part, at any time or from time to time, for a cash redemption price equal to the percentage specified in the table below of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest thereon up to, but not including, the Redemption Date (the “Redemption Price”). If the Redemption Date is on a date that is after a Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the related interest to the person to whom principal is payable.

12-Month Period Commencing	Redemption Price
December 15, 2010	102.70%
December 15, 2011 to maturity	101.35%

     (b) If fewer than all Outstanding Notes are to be redeemed, the Trustee shall, upon receipt of a Company Order, select the Notes to be redeemed by lot, on a pro rata basis or by another method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers reasonable. The Trustee shall make the selection from Outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount of the Notes that have denominations larger than $1,000. Notes and portions of Notes the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

     If the Trustee selects a portion of a Holder’s Notes for partial redemption and such Holder converts a portion of the Notes, the converted portion will be deemed first to be from the portion selected for redemption.

     (c) In the event of any redemption in part, the Company will not be required to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed, or register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     (d) Section 4.3 of the Base Indenture is hereby deleted and replaced in its entirety (with respect to the Notes only and not any other series of Securities issued pursuant to the Base Indenture) with the following:

     “The election of the Company to redeem the Notes shall be evidenced by a Board Resolution. Notice of redemption shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, not less than 30 nor more than 60 days prior to the Redemption Date, to Holders of the Notes to be redeemed in whole or in part pursuant to this Article, in the manner provided in Section 16.5 of the Base Indenture. Any notice so given shall be conclusively presumed to have been duly given, whether or not any such Holder receives such notice. Failure to give such notice, or any defect in such notice to any such Holder of the Notes designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to any other Holder of Notes.

          The notice shall identify the Notes to be redeemed and shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the Conversion Rate;

          (iv) the name and address of the Paying Agent and the Conversion Agent;

          (v) that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

          (vi) that Holders who want to convert their Notes must satisfy all the requirements set forth herein and in the Notes;

          (vii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (viii) if fewer than all of the Outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed;

          (ix) that, unless the Company defaults in making payment of such Redemption Price, interest, if any, on Notes called for redemption will cease to accrue on and after the Redemption Date; and

          (x) the CUSIP and ISIN number(s), if any, of the Notes.

     At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section, provided further that, in all cases, the text of such notice of redemption shall be prepared by the Company.”

     (e) Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice of redemption except for Notes which are converted in accordance with the terms of the Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice of redemption.

     (f) Section 4.4 of the Base Indenture is hereby deleted and replaced in its entirety (with respect to the Notes only and not any other series of Securities issued pursuant to the Base Indenture) with the following:

     “Prior to 12:00 noon (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is the Paying Agent, shall segregate and hold in trust as provided in Section 6.3 of the Base Indenture) an amount of money in same day funds sufficient to pay the Redemption Price of the Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article V. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.”

Section 4.2     Repurchase of Notes at Option of the Holder Upon a Fundamental Change.

     (a) If a Fundamental Change occurs, Outstanding Notes shall be repurchased by the Company in whole or in part (equal to $1,000 or an integral multiple thereof), at the option of the Holder thereof, in U.S. legal tender (“cash”) at 100% of the principal amount to be repurchased plus any accrued and unpaid interest, thereon up to, but not including, such Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). The Fundamental Change Repurchase Date shall be a date that is no earlier than 20 Business Days and no later than 30 Business Days after the date of the Fundamental Change Notice delivered by the Company (the “Fundamental Change Repurchase Date”). If the Fundamental Change Repurchase Date is on a date that is after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the related interest to the person to whom principal is payable. No Notes may be repurchased by the Company at the option of Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default with respect to the Notes, other than a default in payment of the Fundamental Change Repurchase Price with respect to the Notes.

     Notwithstanding the foregoing, a Holder will not have the right to require the Company to repurchase its Notes upon a Fundamental Change described in clause (iii) of the definition of “Fundamental Change” if more than 90% (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) of the consideration in the transaction or transactions consists of Listed Common Equity immediately following the relevant transaction or transactions, and, as a result of the transaction or transactions, the Notes become convertible into that Listed Common Equity (including any rights attached thereto).

     If the Company desires the Trustee to give the Fundamental Change Notice required by Section 4.2(b), at least three Business Days before the Fundamental Change Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying the information required by Section 4.2(b) .

     (b) Within 15 calendar days after the occurrence of a Fundamental Change, the Company (or the Trustee, at the request of the Company) shall mail a written notice of the Fundamental Change (the “Fundamental Change Notice”) by first-class mail to the Trustee and to each Holder (the date of such mailing, the “Fundamental Change Notice Date”). Simultaneously with providing such notice, the Company will issue a press release and publish the information on its website. The Fundamental Change Notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

     (i) briefly, the nature of the Fundamental Change and the date of such Fundamental Change;

     (ii) the date by which the Fundamental Change Repurchase Notice pursuant to Section 4.2(c) must be given;

     (iii) the Fundamental Change Repurchase Date;

     (iv) the Fundamental Change Repurchase Price;

     (v) the name and address of the Paying Agent and the Conversion Agent;

     (vi) the Conversion Rate and any adjustments thereto;

     (vii) that the Notes as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article V hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (viii) that the Notes must be surrendered to the Paying Agent to collect payment;

     (ix) briefly, the procedures the Holder must follow to exercise rights under this Section 4.2(b);

     (x) the procedures for withdrawing a Fundamental Change Repurchase Notice;

     (xi) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest, if any, on Notes surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date; and

     (xii) the CUSIP and ISIN number(s), if any, of the Notes.

     At the Company’s request, the Trustee shall give such Fundamental Change Notice in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such Fundamental Change Notice must be given to Holders in accordance with this Section 4.2(b); provided further that, in all cases, the text of such Fundamental Change Notice shall be prepared by the Company.

     (c) A Holder may exercise its rights specified in Section 4.2(a) upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”) to the Paying Agent at any time on or prior to the close of business on the second Business Day prior to Fundamental Change Repurchase Date, stating:

     (i) if the Notes are Certificated Securities, the certificate number of the Note which the Holder will deliver to be repurchased (or, if the Notes are not Certificated Securities, all information required to comply with applicable DTC procedures);

     (ii) the principal amount of the Note, or portion thereof, which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

     (iii) that such Note shall be repurchased pursuant to the terms and conditions specified in the applicable provisions of such Note and this Indenture.

     The delivery of such Note to the Paying Agent with the Fundamental Change Repurchase Notice (together with all necessary endorsements and compliance by the Holder with all DTC procedures) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.2 only if the Note so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

     The Company shall repurchase from the Holder thereof, pursuant to this Section 4.2, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

     Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.2 shall be consummated by the delivery of the consideration to be received by the Holder on the Business Day following the later of the Fundamental Change Repurchase Date or the satisfaction of the foregoing conditions to such repurchase to be fulfilled by the Holder hereunder. If the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price of the Notes which Holders have elected to require the Company to repurchase on such Business Day in accordance with the terms of this Indenture, then, from and including the Fundamental Change Repurchase Date, those Notes shall cease to be Outstanding and interest on the Notes shall cease to accrue and all other rights of the Holders shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon satisfaction of the foregoing conditions.

     (d) The Company shall deposit cash, at the time and in the manner as provided in Section 4.4, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Notes to be repurchased pursuant to this Section 4.2.

     Section 4.3 Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 4.2(c), the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent from the Company or at the direction of the Company, promptly following the later of (i) the Business Day following the Fundamental Change Repurchase Date, as the case may be, with respect to such Note (provided the conditions in Section 4.2(c) have been satisfied) and (ii) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 4.2(c) . Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article V hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

     A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date specifying:

     (i) if the Notes are Certificated Securities, the certificate number of the Note in respect of which such notice of withdrawal is being submitted (or, if the Notes are not Certificated Securities, all information required to comply with applicable DTC procedures);

     (ii) the principal amount of the Note, or portion thereof, with respect to which such notice of withdrawal is being submitted; and

     (iii) the principal amount, if any, of such Note which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Holder.

     Section 4.4     Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m. New York City time on the Business Day following the later of the Fundamental Change Repurchase Date and the Holder’s satisfaction of all applicable conditions specified in Section 4.2 the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.3 of the Base Indenture) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof which are to be repurchased in respect of such Fundamental Change Repurchase Date.

     Section 4.5     Notes Repurchased in Part. Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not repurchased, or in the case of a Global Security, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the repurchased portion of the Note surrendered.

     Section 4.6     Covenant to Comply with Securities Laws Upon Repurchase of Notes. When complying with the provisions of Section 4.2 the Company shall comply with any applicable Federal and state securities laws so as to permit the rights and obligations under Section 4.2 to be exercised in the time and in the manner specified in Section 4.2.

     Section 4.7     Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash held by the Trustee or the Paying Agent, as applicable, for the payment of the Fundamental Change Repurchase Price that remains unclaimed by the Holders for a period of two years; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.4 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Business Day following the Fundamental Change Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Repurchase Date the Trustee shall return any such excess to the Company, and the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes.

ARTICLE V

CONVERSIONS

Section 5.1     Conversion Rights.

     (a) A Holder of Notes may convert such Notes, in whole or in part, prior to the close of business on the Business Day immediately preceding the Stated Maturity; provided, however, that Holders may convert their Notes only in the circumstances and to the extent specified in clauses (i) through (vi) below:

     (i) during any fiscal quarter after the fiscal quarter ending June 14, 2008 (and only during such fiscal quarter), if the Closing Sale Price per share of the Common Stock for at least 20 Trading Days during the 30-consecutive-Trading Day-period ending on the last Trading Day of the preceding fiscal quarter exceeds 130% of the Conversion Price per share of Common Stock on such last Trading Day;

     (ii) during the five Business Days immediately following any five-consecutive-Trading-Day period in which the Trading Price per $1,000 principal amount of the Notes (as determined following a request by a Holder of the Notes in accordance with the procedures described in Section 5.1(c)) for each day of such period was less than 98% of the product of (x) the Closing Sale Price and (y) the Conversion Rate of the Notes on each such Trading Day;

     (iii) after the Company or the Trustee has issued a notice of redemption of the Notes pursuant to Section 4.1 hereof, at any time prior to the close of business one Business Day prior to the Redemption Date for such Notes, even if such Notes are not otherwise convertible at such time;

     (iv) at any time after the Company gives notice to Holders of Notes of any election by it to distribute to all, or substantially all, holders of Common Stock:

     (A) rights or warrants entitling such holders of Common Stock to purchase, for a period expiring within 60 days after the date for such distribution, shares of Common Stock at less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of the distribution, or

     (B) assets (including cash), debt securities (or other evidences of indebtedness) or rights or warrants to purchase the Company’s securities (other than pursuant to a rights plan in the ordinary course), which distribution has a value per share of Common Stock as determined by the Board of Directors exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of the distribution, in each case, until the earlier of the close of business on the Business Day immediately prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place, provided that no Holder may exercise this right to convert if such Holder may participate in the distribution without conversion;

     (v) if a Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Notes as described in Section 4.2, at any time from or including the effective date of the transaction until and including the 30th Business Day following such effective date; and

     (vi) at any time on or after September 15, 2012 until the close of business on the Business Day immediately preceding the Stated Maturity.

     (b) Whenever the Notes shall become convertible pursuant to Section 5.1(a)(i), the Company shall promptly notify the Trustee, Holders and the Conversion Agent.

     (c) The Trustee shall have no obligation to determine the Trading Price of the Notes as described in Section 5.1(a)(ii) unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of (x) the Closing Sale Price of the Common Stock and (y) the Conversion Rate of the Notes on such day. At such time, the Company will instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate of the Notes. The Trustee’s sole duty in respect of such determination shall consist of requesting and receiving, and, if applicable, averaging the quotations provided by the independent nationally recognized securities dealers referred to in the definition of “Trading Price.” The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee's duties and obligations pursuant to this Section 5.1(c) and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 5.1(c) .

     (d) If the Company makes a distribution described in Section 5.1(a)(iv), the Company shall notify Holders and the Trustee at least 30 Business Days prior to the Ex-Dividend Date for such distribution.

     (e) The Company will notify Holders of the Notes and the Trustee on the same date on which, if and when, the Company publicly announces any Fundamental Change, but in no event less than 5 Business Days prior to the anticipated effective date of such Fundamental Change if the Company has actual knowledge of such Fundamental Change.

     (f) The Company appoints the Trustee as the initial Conversion Agent, Paying Agent, Registrar and Notes Custodian for the Notes. Any rights or immunities of the Trustee under the Indenture shall apply to the Trustee when acting under any of the aforementioned capacities. The Trustee may resign from its appointment as Conversion Agent at any time and the Company shall then appoint a new Conversion Agent. A Holder may obtain copies of the required form of the Conversion Notice from the Conversion Agent. Payments of cash and, if Common Stock is to be delivered, a stock certificate or certificates will be delivered to the Holder, or a book-entry transfer through DTC will be made, for the number of shares of Common Stock determined as set forth herein.

     (g) Notes with respect to which a Fundamental Change Repurchase Notice has been given by the Holder may be converted pursuant to this Section 5.1 only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the provisions of Section 4.3.

     (h) Upon any determination by the Company that the Notes are or will become convertible as provided in this Section 5.1, the Company shall promptly inform the Trustee and issue a press release, which press release shall include:

(i) a description of such event;

     (ii) a description of the periods during which the Notes shall be convertible as provided in Sections 5.1(a)(i) through 5.1(a)(vi);

     (iii) a statement of whether an adjustment to the Conversion Rate shall take effect in respect of such event pursuant to Sections 5.6 through 5.11; and

     (iv) the procedures Holders of the Notes must follow to convert their Notes in accordance with Section 5.3, including the name and address of the Conversion Agent.

Section 5.2      Conversion Consideration.

     (a) Subject to the qualifications and the satisfaction of the conditions and during the periods described in Section 5.1, Holders shall be entitled to convert their Notes in denominations of $1,000 principal amount or integral multiples thereof initially at a conversion rate of 26.4550 shares per $1,000 principal amount of Notes, which will be subject to adjustments as described in Sections 5.6 through 5.11, but will not be adjusted for accrued interest (the “Conversion Rate”). The “Conversion Price” at any given time is equal to the principal amount of a Note divided by the Conversion Rate.

     (b) In lieu of delivery of shares of Common Stock in satisfaction of the Company’s obligation upon conversion of Notes, the Company may elect to deliver cash or a combination of cash and/or shares of Common Stock in satisfaction of the Company’s conversion obligation. If the Company delivers Common Stock upon conversion of a Note, a Holder will not receive any fractional shares but instead will receive a cash payment to account for any such fractional shares. A Holder will not receive any cash payment for interest accrued and unpaid to the Conversion Date except under the limited circumstances described herein.

     (c) The Company shall direct the Trustee to notify the Holders of the method the Company chooses to satisfy its obligation upon conversion (and the Specified Cash Amount, if applicable), as follows:

     (i) in respect of Notes to be converted during the period beginning 32 scheduled Trading Days immediately preceding a Redemption Date or the Stated Maturity for such Notes, no later than the date the Company (or the Trustee on behalf of the Company) delivers its notice of redemption, or the 33rd scheduled Trading Day preceding the Stated Maturity for such Notes, as applicable; and

     (ii) in all other cases, no later than two Trading Days following the Conversion Date.

     If the Company does not notify Holders within the time periods provided in this Section 5.2(c) as to how the Company intends to settle, the Company shall satisfy its conversion obligation only in shares of Common Stock (except for any cash in lieu of fractional shares).

     (d) If the Company elects to satisfy any portion of its conversion obligation in cash, other than solely cash in lieu of any fractional shares, the Company shall notify Holders pursuant to Section 5.2(c) of the amount to be satisfied in cash as a fixed dollar amount per $1,000 principal amount of Notes (the “Specified Cash Amount”) or the Company shall specify that it shall satisfy the entire conversion obligation in cash.

     (e) The Company shall treat all Holders with the same Cash Settlement Average Period in the same manner. The Company shall not, however, have any obligation to settle its conversion obligations arising with respect to different Cash Settlement Averaging Periods in the same manner. The Company may choose with respect to one Cash Settlement Averaging Period to settle in shares of the Company’s Common Stock only and choose with respect to another Cash Settlement Averaging Period to settle in cash or a combination of cash and/or shares of the Company’s Common Stock.

     (f) If the Company elects to settle a conversion of Notes only in shares of Common Stock, such settlement shall occur as soon as practicable after the Company notifies Holders and the Trustee that the Company has elected such method of settlement, but in any event within three Business Days of the relevant Conversion Date.

     (g) Settlement made entirely or partially in cash (other than cash in lieu of fractional shares) shall occur on the third Business Day following the final Trading Day of the Cash Settlement Averaging Period.

     (h) The amount of cash and/or number of shares of Common Stock, as the case may be, due upon conversion shall be determined as follows:

     (i) If the Company elects to satisfy the entire conversion obligation in Common Stock, the Company shall deliver to the Holder a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Notes to be converted, divided by (B) 1,000, multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date (provided that the Company shall deliver cash in lieu of fractional shares).

     (ii) If the Company elects to satisfy the entire conversion obligation in cash, the Company shall deliver to the Holder, for each $1,000 principal amount of Notes, cash in an amount equal to the Conversion Value.

     (iii) If the Company elects to satisfy the conversion obligation in a combination of cash and Common Stock, the Company shall deliver to the Holder, for each $1,000 principal amount of Notes:

     (A) cash in an amount equal to the lesser of (1) the Specified Cash Amount and (2) the Conversion Value; and

     (B) if the Conversion Value is greater than the Specified Cash Amount, a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each of the 30 Trading Days in the Cash Settlement Averaging Period, plus cash in lieu of any fractional shares.

     The “Conversion Value” means, for every $1,000 principal amount of Notes being converted, an amount equal to the sum of the Daily Conversion Values for each of the 30 consecutive Trading Days in the Cash Settlement Averaging Period, where the “Daily Conversion Value” for any Trading Day equals 1/30th of (1) the Conversion Rate in effect on that date, multiplied by (2) the Volume Weighted Average Price per share of Common Stock on such date.

     The “Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page GAP <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the Volume Weighted Average Price means the market value per share of the Company’s Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

      The “Cash Settlement Averaging Period” means:

     (i) with respect to any Conversion Date occurring on or after the 32nd scheduled Trading Day immediately preceding a Redemption Date or the Stated Maturity, the 30 consecutive Trading Day period beginning on, and including, the 32nd scheduled Trading Day immediately prior to such Redemption Date or the Stated Maturity, subject to any extension due to a Market Disruption Event; and

     (ii) in all other cases, the 30 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the relevant Conversion Date.

     The “Daily Share Amount” means, for each Trading Day of the Cash Settlement Averaging Period and each $1,000 principal amount of Notes surrendered for conversion, a number of shares (but in no event less than zero) of Common Stock determined pursuant to the following formula:

	Volume Weighted Average Price per		Conversion Rate in effect on the			Specified Cash
(	share of our Common Stock on such	x	Conversion Date	)	-	Amount
	Trading Day

Volume Weighted Average Price per share of our Common Stock on such
Trading Day				x	30

     In calculating the Daily Share Amount, the Conversion Rate on any day shall be appropriately adjusted by the Company to take into account the occurrence on or before such Trading Day of any event which would require an adjustment to the Conversion Rate as set forth in Sections 5.6 through 5.11.

      Section 5.3     Conversion Procedures.

     (a) To convert a Note, a Holder shall (i) complete and manually sign a Conversion Notice or a facsimile of the Conversion Notice, a form of which is on the back of the Note or may be obtained from the Conversion Agent, and deliver such Conversion Notice to the Conversion Agent, which notice shall be irrevocable, (ii) surrender the Note to the Conversion Agent, (iii) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, (iv) pay all transfer or similar taxes required to be paid by such Holder pursuant to Section 5.4 and (v) if required pursuant to Section 3.1(d), pay funds equal to interest payable on the next Interest Payment Date. If a Person's interest is a beneficial interest in a Global Security, to convert, such Person shall comply with requirements (iii), (iv) and (v) above and comply with the Depositary's procedures for converting a beneficial interest into a Global Security. The date a Holder complies with all of the applicable requirements is the “Conversion Date.”

     (b) Notes will be deemed to have been converted immediately prior to the close of business on the Conversion Date and the converting Holder will be treated as a shareholder of record of the Company as of such time; provided that such Holder complies with such requirements at or before 5:00 p.m. New York City time on such date. If such Holder complies with such requirements after 5:00 p.m. on such date, the Conversion Date shall be deemed to be the following Business Day.

     (c) If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered on the next succeeding day that is a Business Day.

     (d) Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note. Upon surrender of a Note that is converted in part, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder, a new Note or Notes in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

     Section 5.4     Taxes on Conversions. The Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock upon conversion of the Notes. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued or delivered in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the Common Stock is to be delivered in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations. The Company shall not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any other government or any political subdivision thereof or taxing authority thereof or therein. The Conversion Agent shall not be responsible for the payment of any tax, assessment or governmental charge payable in connection with the conversion of the Notes or otherwise.

     Section 5.5     Company to Provide Stock. To the extent that the Company has sufficient authorized shares under its articles of incorporation, the Company shall from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes in accordance with the Indenture. Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel (which may be internal counsel), be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate. Any shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free of any lien or adverse claim. The Company shall list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted. The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with, or approval of any governmental authority under, any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC, endeavor to secure such registration or approval, as the case may be.

     Section 5.6      Adjustment for Change in Capital Stock. If, after the Notes are issued, the Company:

     (a) pays a dividend or makes another distribution payable exclusively in shares of Common Stock on the Company’s Common Stock;

     (b) subdivides the outstanding shares of Common Stock into a greater number of shares; or

      (c) combines the outstanding shares of Common Stock into a smaller number of shares;

     then the Conversion Rate in effect immediately prior to such action shall be adjusted by the Company based on the following formula:

CR1 = CR0 x	OS1
OS0

      where

     CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination;

     CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination;

     OS0 = the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date, or effective date; and

     OS1 = the number of shares of Common Stock outstanding immediately prior to such Ex- Dividend Date, or effective date but after giving effect to such dividend, distribution, share split or share combination.

     If any dividend or distribution described in this Section 5.6 is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     Section 5.7     Adjustment for Rights Issue. If, after the Notes are issued, the Company distributes to all, or substantially all, holders of the Company's Common Stock any rights, warrants or options entitling them, for a period of not more than 60 days after the date of issuance thereof, to subscribe for or to purchase shares of Common Stock at an exercise price per share of Common Stock less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the time of announcement of such issuance (other than any rights, warrants or options that by their terms will also be issued to Holders of Notes upon conversion of their Notes into Common Stock), the Conversion Rate shall be adjusted by the Company in accordance with the following formula:

CR1 = CR0 x	(OS0 + X)
(OS0 + Y)

      where

     CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

     CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution (e.g., the Conversion Rate in effect before trading commences on the morning after the Ex-Dividend Date);

     OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

     X = the number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

     Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Sale Prices of the Common Stock for each Trading Day in the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

     For purposes of this Section 5.7, in determining whether any rights, warrants or options entitle the Holders to subscribe for or purchase the Company’s Common Stock at less than the average of the Closing Sale Prices for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration the Company receives for such rights, warrants or options and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.

     If any right, warrant or option described in this Section 5.7 is not exercised prior to the expiration of the exercisability thereof, the new Conversion Rate shall be readjusted by the Company to the Conversion Rate that would then be in effect if such right, warrant or option had not been so issued.

     Section 5.8      Adjustment for Other Distributions. If, after the Notes are issued, the Company distributes to all, or substantially all, holders of its Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or other assets or property, excluding:

     (A) dividends, distributions, rights, warrants or options referred to in Section 5.6 or 5.7;

     (B) dividends or distributions paid exclusively in cash; and (C) Spin-Offs described below in this Section 5.8, then the Conversion Rate will be adjusted by the Company based on the following formula:

CR1 = CR0 x	SP0
(SP0 - FMV)

      where

     CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

     CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

     SP0 = the average of the Closing Sale Prices of the Common Stock for each Trading Day in the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

     FMV = the fair market value (as determined in good faith by the Company’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the Record Date or the Ex-Dividend Date for such distribution.

     With respect to an adjustment pursuant to this Section 5.8, where there has been a payment of a dividend or other distribution to all, or substantially all, holders of Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any Subsidiary of the Company or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the effective date of the Spin-Off will be adjusted by the Company based on the following formula:

CR1 = CR0 x	(FMV0 + MP0)
MP0

      where

      CR0 = the Conversion Rate in effect immediately prior to the effective date of the Spin-Off;

      CR1 = the new Conversion Rate after the Spin-Off;

     FMV0 = the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Days after, and including, the effective date of the Spin-Off; and

     MP0 = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days after, and including, the effective date of the Spin-Off.

     An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph will occur on the 10th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days following, and including, the effective date of any Spin-Off, references within this Section 5.8 to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

     If any such dividend or distribution described in this Section 5.8 is declared but not paid or made, the new Conversion Rate shall be readjusted by the Company to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     Section 5.9 Adjustment for Cash Dividends. If, after the Notes are issued, the Company makes any cash dividend or distribution to all, or substantially all, holders of its outstanding Common Stock, the Conversion Rate will be adjusted by the Company based on the following formula:

CR1 = CR0 x	SP0
(SP0 - C)

      where

     CR0 = the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

     CR1 = the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

     SP0 = the average of the Closing Sale Prices of the Common Stock for each Trading Day in the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

      C = the amount in cash per share that the Company distributes to holders of its Common Stock.

     If any dividend or distribution described in this Section 5.9 is declared but not so paid or made, the new Conversion Rate shall be readjusted by the Company to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     Section 5.10      Adjustment for Company Tender Offer. If, after the Notes are issued, the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Company’s Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of its Common Stock exceeds the Closing Sale Price of a share of its Common Stock on the Trading Day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be adjusted by the Company based on the following formula:

CR1 = CR0	x	(AC + (SP1 x OS1))
(SP1 + OS0)

      where

     CR0 = the Conversion Rate in effect on the day (before commencement of trading) immediately following the date such tender or exchange offer expires;

      CR1 = the new Conversion Rate in effect after such tender or exchange offer expires;

     AC = the aggregate value of all cash and any other consideration (as determined by the Company's Board of Directors) paid or payable for the Company’s Common Stock purchased in such tender or exchange offer;

     OS0 = the number of shares of the Company’s Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

     OS1 = the number of shares of the Company’s Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

     SP1 = the average of the Closing Sale Prices of the Company’s Common Stock for each Trading Day in the 10 consecutive Trading Day period commencing on the Trading Day following the date such tender or exchange offer expires.

     The adjustment to the Conversion Rate under this Section 5.10 will occur on the 10th Trading Day from, and including, the Trading Day following the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 5.10 with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate.

      Section 5.11     Additional Adjustments.

     (a) The Company may, in its sole discretion, increase the Conversion Rate as its Board of Directors deems advisable to avoid or diminish any income tax to Holders of its Common Stock resulting from any dividend or distribution of Capital Stock issuable upon conversion of the Notes (or rights to acquire Capital Stock) or from any event treated as such for income tax purposes.

     (b) The Company may, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period of at least 20 Business Days if its Board of Directors has determined that such increase would be in the Company’s best interests. If its Board of Directors makes such determination, it will be conclusive. The Company will give Holders of Notes at least 15 days’ prior notice of such an increase in the Conversion Rate.

     (c) To the extent that the Company has a rights plan in effect upon any conversion of the Notes into Common Stock, a Holder shall receive, in addition to the Common Stock, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as described in Section 5.8. A further adjustment shall occur as described in Section 5.8, if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

      (d) Following:

      (A) any reclassification of the Company’s Common Stock;

     (B) a consolidation, merger, binding share exchange or combination involving the Company; or

     (C) a conveyance, transfer, sale, lease or other disposition to another Person or entity of all or substantially all of the Company's assets;

the settlement amount in respect of the Company’s conversion obligation will be computed as set forth in Section 5.2, based on the kind and amount of shares of stock, securities, other property or assets (including cash or any combination thereof) that a holder of a number of shares of the Company's Common Stock equal to the applicable Conversion Rate multiplied by the number of Notes owned would have been entitled to receive in such transaction. However, if in any such transaction holders of the Company’s Common Stock would be entitled to elect the consideration for their Common Stock, the Company shall make adequate provisions so that upon conversion Holders of the Notes shall be entitled to elect, voting as a class, the consideration that they shall receive upon conversion of the Notes as described in Section 5.2, if applicable.

     (e) All calculations under this Article V shall be made to the nearest 1/10,000th of a share, as the case may be.

     (f) Except as otherwise stated in this Article V, the Company will not be required to adjust the Conversion Rate for the issuance of shares of the Company’s Common Stock, including in connection with satisfaction of the Company’s conversion obligation in a combination of cash and shares of the Company’s Common Stock, or any securities convertible into or exchangeable for shares of the Company’s Common Stock or the right to purchase shares of the Company’s Common Stock or such convertible or exchangeable securities.

     Section 5.12     When No Adjustment Required. Unless expressly required otherwise by this Article V, no adjustment to the applicable Conversion Rate shall be made:

     (a) upon the issuance of any shares of Common Stock pursuant to any present or future plan or arrangement providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan or arrangement;

     (b) upon the issuance of any shares of Common Stock or options, warrants or other rights to acquire Common Stock (including the issuance of Common Stock pursuant to such options, warrants or other rights) in any transaction resulting in an exchange for fair market value, including in connection with a reduction of indebtedness or liabilities of the Company or any of its Subsidiaries;

     (c) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

     (d) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not outstanding as of the date the Notes were first issued (unless explicitly otherwise provided in this Article V);

(e) for a change in the par value of the shares of Common Stock; or

(f) for accrued and unpaid interest.

     Section 5.13     De Minimis Impact on Conversion Rate. Notwithstanding anything in the forgoing provisions of this Article V to the contrary, the Company will not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% of the Conversion Rate.

However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, upon any conversion of the Notes, upon required purchases of the Notes in connection with a Fundamental Change, on every one year anniversary from the original issue date and on the Record Date immediately prior to the Stated Maturity.

     Section 5.14      Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The notice of adjustment shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof.

     Section 5.15     Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 5.2(h), 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12 or 5.15 is conclusive, absent manifest error.

     Section 5.16     Trustee’s Adjustment Disclaimer. The Trustee has no duty to determine when the Notes are convertible or when an adjustment under this Article V should be made, how it should be made or what it should be. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for any failure by the Company to issue, transfer or deliver any securities or assets upon surrender of any Note for the purposes of conversion. The Trustee shall not be responsible for the Company's failure to comply with this Article V. Each Conversion Agent shall have the same protection under this Section 5.16 as the Trustee.

     Section 5.17     Successive Adjustments. After an adjustment to the Conversion Rate under this Article V has been made, any subsequent event requiring an adjustment under this Article V shall cause an adjustment to the Conversion Rate as so adjusted.

     Section 5.18     Limitation on Adjustments. The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article V if that adjustment would reduce the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Notes.

      Section 5.19     Reserved.

     Section 5.20      Adjustment to Conversion Rate Upon Certain Fundamental Change Transactions. If, after the Notes are issued, the Fundamental Change Effective Date of a Fundamental Change pursuant to paragraph (i) (without giving effect to the proviso at the end of paragraph (i) in the definition of “Fundamental Change”), (iii) (without giving effect to clause (A) under paragraph (iii) in the definition of “Fundamental Change”), (iv) or (v) of the definition of “Fundamental Change” occurs (regardless of whether the Holder has the right to require the Company to repurchase the Notes) and 10% or more of the consideration (excluding in calculating such percentage cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) for the Company’s Common Stock in the transaction consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national or regional securities exchange (including The Nasdaq Stock Market) (collectively, “Listed Common Equity”) and the Notes are surrendered for conversion in connection with such transaction, the Company will increase the Conversion Rate by a number of additional shares of the Company's Common Stock (the “Additional Shares”) determined pursuant to this Section 5.20.

     A conversion of the Notes will be deemed for these purposes to be “in connection with” a Fundamental Change transaction if the related Conversion Notice is received by the Conversion Agent during the period from and including the Fundamental Change Effective Date until and including the 30th Business Day following such Fundamental Change Effective Date.

     To the extent the Company has actual knowledge of the foregoing, the Company shall mail to Holders and the Trustee not later than five Business Days prior to the anticipated effective date of the Fundamental Change a notice describing the Fundamental Change and the Holders’ right to Additional Shares.

     The number of Additional Shares by which the Conversion Rate shall be increased shall be determined by reference to the table below with reference to the date such Fundamental Change transaction becomes effective (the “Fundamental Change Effective Date”) and the price (the “Share Price”) paid per share of Common Stock in such Fundamental Change transaction. If the holders of Common Stock receive only cash in the Fundamental Change transaction, the Share Price shall be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days immediately prior to but not including the Fundamental Change Effective Date.

     As of any date upon which the Conversion Rate is adjusted, the Share Prices set forth in the first row of the table below shall be adjusted by the Company such that the adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted pursuant to Sections 5.6 through 5.11. If the Share Price is between two Share Prices in the table or the Fundamental Change Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the two Effective Dates, as applicable, based on a 365-day year. If the Share Price is in excess of $120.00 per share (subject to adjustment as set forth herein), or if the Share Price is less than $28.00 per share (subject to adjustment as set forth herein), no Additional Shares will be added to the Conversion Rate.

						Stock Price
Effective Date	$28.00	$33.00	$37.80	$40.00	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$100.00	$120.00
13-Dec-07	9.2592	6.7511	5.2752	4.7950	3.9494	3.3590	2.9214	2.5967	2.1264	1.7975	1.3640	1.0817
15-Dec-08	9.2592	5.5723	4.1058	3.6275	2.8783	2.4010	2.0595	1.8183	1.4864	1.2600	0.9610	0.7650
15-Dec-09	9.2592	4.1511	2.2302	1.7575	1.0939	0.7590	0.5886	0.4983	0.3979	0.3388	0.2600	0.2075
15-Dec-10	9.2592	3.8480	0.7143	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
15-Dec-11	9.2592	3.8480	0.3572	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
15-Dec-12	9.2592	3.8480	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

     Notwithstanding the foregoing, in no event will the number of Additional Shares of Common Stock by which the Conversion Rate is adjusted pursuant to this Section 5.20 exceed 9.2592 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Sections 5.6 through 5.11.

ARTICLE VI

PARTICULAR COVENANTS OF THE COMPANY

     Section 6.1      Merger, Consolidation and Sale of Assets. Section 6.4 of the Base Indenture is hereby deleted and replaced in its entirety (with respect to the Notes only and not any other series of Securities issued pursuant to the Base Indenture) with the following:

     “The Company shall not consolidate with or merge with or into any other Person, or convey, transfer or lease all or substantially all of its assets to any Person, unless:

     (a) either the Company is the continuing corporation or the resulting, surviving or transferee Person will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assume, by a supplemental indenture, executed and delivered to the Trustee all of the Company's obligations under the Notes and this Indenture;

     (b) if as a result of such transaction the Notes become exchangeable into common stock or other equity securities issued by a third party, such third party assumes or fully and unconditionally guarantees all of the Company’s obligations under the Notes and this Indenture;

     (c) immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

     (d) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease of all or substantially all of the Company's assets, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Article IX of the Second Supplemental Indenture, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of The Great Atlantic & Pacific Tea Company, any or all Notes issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee, and upon the order of such successor Person instead of the Company and subject to all of the terms, conditions and limitations in the Indenture, the Trustee shall authenticate and shall deliver any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to a Company Order, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of execution hereof.

     Prior to execution of any supplemental indenture pursuant to this Section, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease and any such assumption complies with the provisions of this Section.”

     Section 6.2      Reports. Sections 10.2(a), 10.2(b) and 10.2(c) of the Base Indenture are hereby deleted and replaced in their entirety (with respect to the Notes only and not any other series of Securities issued pursuant to the Base Indenture) with the following:

     “The Company shall deliver to the Trustee, within 30 calendar days after the Company would have been required to file with the SEC, copies of the Company’s annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided within 30 days after the dates on which the Company would have been required to provide reports had the Company continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.”

     Section 6.3     Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

ARTICLE VII

EVENTS OF DEFAULT

     Section 7.1      Applicability of Article. This Article VII shall replace Article VII of the Base Indenture with respect to the Notes only (and not any other series of Securities issued pursuant to the Base Indenture).

     Section 7.2     Events of Default. Each of the following events shall be an “Event of Default”:

     (i) the Company defaults in the payment of all or any part of the principal amount, Redemption Price or Fundamental Change Repurchase Price when the same becomes due and payable at its Stated Maturity, upon redemption, upon repurchase at the option of a Holder upon a Fundamental Change or otherwise;

     (ii) the Company defaults in any payment of interest due and payable on the Notes and such Default continues for a period of 30 days past the applicable due date;

     (iii) the Company fails to provide a Fundamental Change Notice as required in Section 4.2(b) and such failure continues for five calendar days;

     (iv) the Company defaults in its obligation to deliver when due the settlement amount upon conversion of the Notes, together with cash in lieu thereof in respect of any fractional shares required to be delivered upon conversion of the Notes, and such default continues for a period of five calendar days following the scheduled settlement date of such conversion;

     (v) the Company fails to perform or observe any covenant or agreement in the Notes or in this Indenture (if not otherwise covered by clauses (i) through (iv) above) for 60 days after receipt by the Company of a notice of default from the Trustee or after receipt by the

Company and the Trustee of a notice of default from the Holders of at least 25% in principal amount of the Outstanding Notes;

     (vi) a failure to pay when due at Stated Maturity or a Default that results in the acceleration of, in each case, any indebtedness for borrowed money of the Company or its Subsidiaries in an aggregate amount of $35,000,000 or more (in each case after giving effect to any grace periods applicable thereto), if such indebtedness is not discharged within 30 calendar days following such Stated Maturity or, if not so discharged, such acceleration is not rescinded within 30 calendar days following such acceleration;

     (vii) the failure by the Company or any of its Subsidiaries to pay final judgments for the payment of money aggregating in excess of $35,000,000, which judgments are not paid, vacated, discharged or stayed (or covered by insurance from an insurer who has not denied coverage) for a period of 60 days after the dates such judgments are entered; and

     (viii) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

      (A) commences a voluntary case;

     (B) consents to the entry of an order for relief against it in an involuntary case;

     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

     (D) makes a general assignment for the benefit of its creditors; or

     (E) takes any comparable action under any foreign laws relating to insolvency.

     (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

     (B) appoints a Custodian of the Company or any of its Subsidiaries or for any substantial part of its property;

     (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

     (D) grants any similar relief under any foreign laws

and in each such case the order or decree remains unstayed and in effect for 60 days.

     The foregoing clauses (i) through (ix) will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     Section 7.3     Acceleration. Except as provided in Section 3.2, if an Event of Default (other than an Event of Default specified in Section 7.2(viii) or 7.2(ix) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by notice to the Company and the Trustee, may declare the principal amount of Notes Outstanding plus accrued and unpaid interest, if any, on all the Outstanding Notes to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 7.2(viii) or 7.2(ix) with respect to the Company occurs and is continuing, the principal amount of Notes Outstanding plus accrued and unpaid interest, if any, on all the Notes shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

     The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration if (i) the rescission would not conflict with any judgment or decree; (ii) the Company has paid or deposited with the Paying Agent a sum in U.S. Dollars sufficient to pay (A) all amounts owed to the Trustee and any predecessor trustee hereunder, including, without limitation, under Section 11.1(a) of the Base Indenture, (B) all arrears of interest, if any, upon the Notes (with interest, to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest), and (C) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration of acceleration and interest thereon; and (iii) all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest, if any, that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 7.4     Other Remedies. If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default described in Section 7.2(a)(i) or 7.2(a)(ii), the Trustee may withhold the notice if and so long the board of directors, the executive committee of its board of directors and/or one or more Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 7.5     Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding by notice to the Trustee and without notice to any other Holder may waive any past Default and its consequences except (a) an Event of Default described in Section 7.2(i) or 7.2(ii), (b) a Default which constitutes a failure to deliver the settlement amount upon conversion of any Note in accordance with the terms of Article V hereof, (c) a Default arising from the Company’s failure to repurchase any Notes when required in accordance with Article IV hereof, or (d) a Default in respect of a provision that under Section 9.3 cannot be amended without the consent of each

Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     Section 7.6      Control by Majority. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 11.1 and 11.2 of the Base Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to the Trustee in its sole discretion against all losses and expenses caused by taking or not taking such action.

     Section 7.7      Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes, except in the case of a Default due to the non-payment of principal or interest, a failure to deliver the settlement amount upon conversion of the Notes, a Default arising from the Company’s failure to repurchase any Notes when required pursuant to the terms of this Indenture or a Default in respect of any covenant that cannot be amended without the consent of each Holder affected unless:

      (a) such Holder shall have previously given to the Trustee written notice of a Default;

     (b) the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding make a written request to the Trustee, and such Holder or Holders shall have offered indemnity satisfactory to the Trustee to pursue such remedy;

     (c) the Trustee has not received from the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding a direction inconsistent with such request; and

     (d) the Trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

     A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

     Section 7.8      Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Fundamental Change Repurchase Price or interest, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in such Holder’s Notes or any Redemption Date or Fundamental Change Repurchase Date, and to convert the Notes in accordance with Article V hereof or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

     Section 7.9      Collection Suit by Trustee. If an Event of Default specified in Section 7.2(i) or 7.2(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 11.1(a) of the Base Indenture.

     Section 7.10      Trustee May File Proofs of Claim. The Trustee is hereby appointed, and each and every Holder of Notes, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Company shall be in Default in respect of the payment of the principal of, or interest on, the Notes), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Company or any other obligor upon the Notes or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder and of the Holders of the Notes allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and of any of such Holders in respect of the Notes; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every taker or Holder of the Notes, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor trustee hereunder, including, without limitation, under Section 11.1(a) of the Base Indenture; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder of Notes, any plan of reorganization or readjustment affecting the Notes or the rights of any Holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding.

     Section 7.11      Priorities. If the Trustee collects any money pursuant to this Article VII, it shall pay out the money in the following order:

      FIRST: to the Trustee for amounts due under Section 11.1(a) of the Base Indenture;

     SECOND: to Holders for amounts due and unpaid on the Notes for the principal amount, Redemption Price, Fundamental Change Repurchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

     THIRD: the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.11. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

     Section 7.12      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.8 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time Outstanding.

     Section 7.13      Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     Section 7.14     Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any Holder of Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Article VII to the Trustee and to the Holders of Notes, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders of Notes, as the case may be. In case the Trustee or any Holder of Notes shall have proceeded to enforce any right under the Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been adjudicated adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Notes shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the Holders of Notes shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

     Section 8.1      Applicability of Article. This Article VIII replaces Article XII of the Base Indenture with respect to the Notes only (and not any other series of Securities issued pursuant to the Base Indenture).

      Section 8.2      Discharge of Liability on Notes.

     (a) When (i) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 3.7 of the Base Indenture) for cancellation or (ii) Outstanding Notes have become due and payable, whether at maturity or as a result of the delivery of a notice of redemption or upon a repurchase pursuant to Article IV hereof, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption or upon repurchase all Outstanding Notes, including interest thereon to maturity or such redemption or repurchase date (other than Notes replaced pursuant to Section 3.7 of the Base Indenture), and any shares of Common Stock or other property due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company (including any amounts owing to the Trustee under Section 11.1(a) of the Base Indenture), then this Indenture shall, subject to Section 8.2(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     (b) Notwithstanding Section 8.2(a), the Company’s obligations in Sections 3.5, 3.6, 3.7, 6.2, 6.3, 10.3, 11.1, 11.5, and 11.6 of the Base Indenture and in this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Section 11.1 of the Base Indenture and in Sections 8.4 and 8.5 shall survive.

     Section 8.3      Application of Trust Money. The Trustee shall hold in trust money and any shares of Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article VIII. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes or, in the case of any shares of Common Stock or other property due in respect of converted Notes, in accordance with this Indenture in relation to the conversion of Notes pursuant to the terms hereof.

     Section 8.4      Repayment to Company. The Trustee and the Paying Agent shall upon Company Order promptly turn over to the Company upon request any excess money or securities held by them at any time. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders of Notes entitled to the money and/or securities must look to the Company for payment as general creditors.

     Section 8.5      Reinstatement. If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

     Section 8.6     Defeasance. The Notes shall not be subject to legal defeasance or covenant defeasance. Section 12.3 of the Base Indenture shall not apply to the Notes.

ARTICLE IX

AMENDMENTS

     Section 9.1      Applicability of Article. This Article IX replaces Article XIV of the Base Indenture with respect to the Notes only (and not any other series of Securities issued pursuant to the Base Indenture).

     Section 9.2     Amendment Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

      (a) to add guarantees with respect to the Notes or secure the Notes;

     (b) to evidence the assumption of the Company’s obligations by a successor Person under Section 6.1;

      (c) to surrender any of the Company’s rights or powers under this Indenture;

      (d) to add covenants or Events of Default for the benefit of the Holders of Notes;

     (e) to cure any ambiguity or correct any inconsistency in this Indenture, so long as such action will not materially adversely affect the interests of Holders;

     (f) to modify or amend this Indenture to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

     (g) to establish the forms or terms of the Notes in accordance with Section 3.1 of the Base Indenture;

      (h) to evidence the acceptance of appointment by a successor Trustee;

     (i) to provide for uncertificated Notes in addition to or in place of Certificated Securities; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

     (j) to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” as set forth in the Prospectus Supplement to the extent that such text was intended to be a substantially verbatim recitation of a provision of the “Description of Notes”; or

     (k) to make any other change to this Indenture or forms or terms of the Notes so long as such change will not adversely affect the interests of the Holders of the Notes.

     After an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

     Section 9.3      Amendment With Consent of Holders. With the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding (voting as a single class), the Company and the Trustee may amend or modify this Indenture or the Notes. However, without the consent of each Holder affected, an amendment to, or modification of, this Indenture or the Notes may not:

      (a) reduce the principal amount of or change the Stated Maturity of any Note;

      (b) reduce the rate or extend the time for payment of interest on any Note;

     (c) make any change that adversely affects the right to require the Company to repurchase a Note, reduce any amount payable upon repurchase of any Note or change the time at which or circumstances under which the Notes may or shall be repurchased;

      (d) adversely change the terms upon which the Notes may be redeemed;

     (e) impair the right to receive payment with respect to the Notes or the right to institute suit for the enforcement of any payment with respect to, or conversion of, any Note;

      (f) change the currency in which any Note is payable;

     (g) impair the right of a Holder to convert any Note in accordance with its terms or reduce the number of shares of Common Stock or amount of any other property receivable upon conversion;

     (h) reduce the quorum or voting requirements under this Indenture;

     (i) change the Company's obligation to maintain an office or agency in the places and for the purposes specified in this Indenture;

     (j) amend or modify any provision of this Indenture relating to amendment or modification or waiver of provisions of this Indenture that themselves may not be amended without the consent of each Holder affected; or

     (k) reduce the percentage of Notes required for consent to any amendment or modification of this Indenture.

     It shall not be necessary for the consent of the Holders under this Section 9.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.3 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.3.

     Section 9.4      Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article IX shall comply with the Trust Indenture Act.

     Section 9.5     Revocation and Effect of Consents, Waivers and Actions. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     Section 9.6     Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and upon receipt of a Company Order authenticated and delivered by the Trustee in exchange for Outstanding Notes.

     Section 9.7     Trustee to Sign Supplemental Indentures. The Trustee shall join with the Company in the execution of a supplemental indenture (unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture) upon the request of the Company, accompanied by the Officers’ Certificate and Opinion of Counsel required by Section 16.1 of the Base Indenture and by:

     (a) a supplemental indenture duly executed on behalf of the Company;

     (b) a copy of a resolution of the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company and a copy of an Officers’ Certificate of the Company, authorizing the execution of said supplemental indenture;

     (c) an Opinion of Counsel, stating that said supplemental indenture complies with, and that the execution thereof is authorized or permitted by, the provisions of this Indenture, and that such supplemental indenture is a valid and binding obligation of the Company, enforceable against it in accordance with its terms (subject to customary exceptions); and

     (d) if said supplemental indenture shall be executed pursuant to Section 9.3, evidence (as provided in Article VIII of the Base Indenture) of the consent thereto of the Holders required to consent thereto as provided in Section 9.3.

     Section 9.8      Effect of Supplemental Indentures. Upon the execution of any supplemental indenture in accordance with this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

MISCELLANEOUS

     Section 10.1      Ratification of Indenture. The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture with respect to the Notes (but not any other series of Securities issued pursuant to the Base Indenture) in the manner and to the extent herein and therein provided. If any provision of this Second Supplemental Indenture is inconsistent with a provision of the Base Indenture, the terms of this Second Supplemental Indenture shall control with respect to the Notes (but not any other series of Securities issued pursuant to the Base Indenture).

     Section 10.2     Calculations. The Company will be responsible for making all calculations required under the Notes, unless otherwise expressly set forth in this Indenture. Such calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, the Trading Price of the Notes, the amount of accrued interest payable on the Notes and the Conversion Price of the Notes. The Company shall make all such calculations in good faith, and, absent manifest error, such calculations will be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder upon the request of such Holder.

     Section 10.3      No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, stockholder or partner of the Company, as such, shall have any liability for any of the Company’s obligations under the Notes or this Indenture, with respect only to the Notes, or for any claim based on, in respect of, or by reason of such obligations or their creation. Each

Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     Section 10.4     Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Record Date is a Legal Holiday, the Record Date shall not be affected.

     Section 10.5      Governing Law. This Second Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 10.6      Severability. In case any one or more of the provisions contained in this Second Supplemental Indenture, the Base Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture, of the Base Indenture or of the Notes, but this Second Supplemental Indenture, the Base Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     Section 10.7      Counterparts. This Second Supplemental Indenture may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 10.8      No Stockholder Rights. Holders of the Notes, as such, will not have any rights as stockholders of the Company (including, without limitation, voting rights and rights to receive any dividends or other distributions on the Company’s Common Stock).

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

By:	/s/ William Moss
Name: William Moss
Title: Vice President and Treasurer

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ James J. McGinley
Name: James J. McGinley
Title: Authorized Signer

Annex A

[FORM OF FACE OF NOTE]
[Global Notes Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

6.75% Convertible Senior Notes due 2012

CUSIP No.: 390064AK9
No.: 1

     THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred and Fifty-Five Million Dollars ($255,000,000) or such lesser amount as is indicated in Schedule I attached hereto, on December 15, 2012, and to pay interest thereon from December 18, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 of each year, commencing June 15, 2008, at the rate of 6.75% per annum, until the principal hereof is paid or made available for payment or this Note is converted in accordance with the Indenture (as defined on the reverse hereof). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on the Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m., New York City time, on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders not more than fifteen (15) calendar days prior to the payment date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Interest on the Notes will be calculated on the basis of a three-hundred sixty (360)-day period consisting of twelve (12) thirty (30)-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Dated: December 18, 2007

THE GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC.

By:
Name:
Title:

By:
Name:
Title:

The foregoing signatures to this Note are attested to:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
      AUTHENTICATION

WILMINGTON TRUST COMPANY,
      N.A., as Trustee, certifies that this is
      one of the Notes referred to in the
      Indenture.

By:

[FORM OF REVERSE SIDE OF NOTE]

6.75% Convertible Senior Notes due 2012

     THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued these Notes under an Indenture dated as of December 18, 2007 (the “Base Indenture”), by and between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of December 18, 2007 (the “Second Supplemental Indenture”), between the Company and Wilmington Trust Company, as Trustee (the Base Indenture, as supplemented by the Second Supplemental Indenture, the “Indenture”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. Except as specifically provided in Section 1(a) hereof, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture. In the event of any inconsistency between the terms of the Note and the terms of the Indenture, the terms of the Indenture shall control.

1. Further Provisions Relating to Interest

     (a) Additional Amounts. In the event of the Company’s failure to comply with its reporting obligations as set forth in the Indenture, or if the Company fails to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall pay additional interest (“Additional Amounts”) on the Notes at an annual rate equal to (i) 0.25% of the principal amount of the Notes for the first one-hundred eighty (180) days following the occurrence of such Event of Default and (ii) 0.50% of the principal amount of the Notes from the 181st day to the 365th day after the occurrence of such Event of Default. Any such Additional Amounts will be payable in the same manner and on the same dates as the interest payable on the Notes. The Additional Amounts will accrue on all Outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations described above first occurs to, but not including, the 366th day thereafter (or, if applicable, the earlier date on which the Event of Default relating to the reporting obligations is cured or waived). The provisions of the Indenture described in this paragraph will not affect the rights of Holders in the event of the occurrence of any other Events of Default. If the Event of Default is continuing on the 366th day after an Event of Default relating to a failure to comply with the reporting obligations described above first occurs, the Notes will be subject to acceleration pursuant to the terms of the Indenture.

     (b) Except as otherwise specifically set forth, all references herein to “interest” include defaulted interest and Additional Amounts, if any.

2. Method of Payment

     The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at 5:00 p.m., New York City time, on the June 15 and December 15 next preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date, except as otherwise provided in the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent, Registrar and Conversion Agent

     Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Sinking Fund

     The Notes are not subject to any sinking fund.

5. Redemption

     The Notes will not be subject to redemption prior to December 15, 2010. On or after December 15, 2010, the Company shall have the right to redeem the Notes in whole or in part, at any time or from time to time, for a cash Redemption Price, as described in the Indenture, plus any accrued and unpaid interest thereon up to, but not including, the Redemption Date. If the Redemption Date is on a date that is after a Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the related interest to the person to whom principal is payable.

6. Repurchase of Notes at the Option of Noteholders

     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifteenth (15th) calendar day after the occurrence of such Fundamental Change.

7. Conversion

     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to the close of business on the Business Day immediately preceding the Stated Maturity, to convert any Notes or portion thereof that is $1,000 or multiples thereof at a Conversion Rate specified in the Indenture. Upon conversion, the Company shall satisfy its conversion obligation in shares of Common Stock, cash or a combination of cash and shares of Common Stock. The initial Conversion Rate shall be 26.4550 shares for each $1,000 principal amount of Notes, subject to adjustment as described in the Indenture. No fractional shares of Common Stock will be issued upon any conversion.

8. Denominations, Transfer, Exchange

     The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

9. Persons Deemed Owners

     The registered Holder of this Note may be treated as the owner of it for all purposes.

10. Unclaimed Money

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors unless applicable abandoned property law designates another Person. 11. Amendment, Waiver Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and the waiver of any Event of Default (other than any continuing Event of Default in payment of interest or principal amount of the Notes or in respect of provisions that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then Outstanding Notes.

     In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture. The Indenture also permits an amendment of the Indenture or the Notes only with the consent of each Holder affected thereby under circumstances specified in the Indenture.

12. Defaults and Remedies

     Except as specified in the Indenture, if an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. Under certain circumstances, the Holders of a majority in principal amount of the Outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

13. Trustee Dealings with the Company

     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14. Authentication

     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

15. Abbreviations

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16. CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of repurchase as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

CONVERSION NOTICE

TO:	THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
WILMINGTON TRUST COMPANY, as Conversion Agent

     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock, cash or a combination of cash and shares of Common Stock deliverable or payable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:
Signature(s)

Signature(s) must be guaranteed
by an “eligible guarantor
institution” meeting the
requirements of the Registrar,
which requirements include
membership or participation in
the Security Transfer Agent
Medallion Program (“STAMP”)
or such other “signature
guarantee program” as may be
determined by the Registrar in
addition to, or in substitution for,
STAMP, all in accordance with
the Securities Exchange Act of
1934, as amended.

     Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, is to be made, if to be made, other than to and in the name of the registered Holder:

Please print name and address

__________________________
 (Name)

______________________________
 (Street Address)

 ______________________________
 (City, State and Zip Code)

 Principal amount to be converted (if less than all):

 $_____________________________
Social Security or other Taxpayer
 Identification Number:

 ______________________________

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatsoever.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO: THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
WILMINGTON TRUST COMPANY, as Paying Agent

     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:
Signature(s):

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatsoever.

Notes Certificate Number (if applicable): ____________________________

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

______________________

Social Security or other Taxpayer Identification Number: ________________

ASSIGNMENT

     For value received ________________________________________ hereby sell(s), assign(s) and transfer(s) unto ___________________________________ (Please insert Social Security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints
______________________________________ attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.

Dated:
Signature(s)

Signature(s) must be guaranteed
by an “eligible guarantor
institution” meeting the
requirements of the Registrar,
which requirements include
membership or participation in
the Security Transfer Agent
Medallion Program (“STAMP”)
or such other “signature
guarantee program” as may be
determined by the Registrar in
addition to, or in substitution for,
STAMP, all in accordance with
the Securities Exchange Act of
1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatsoever.

Schedule I

6.75% Convertible Senior Notes Due 2012

Authorized Signature
		Notation Explaining	of Trustee or
Date	Principal Amount	Amount Recorded	Custodian